Exhibit (g)(9)

SECOND AMENDMENT

TO THE ETF CUSTODY AGREEMENT

THIS SECOND AMENDMENT, dated as of the 14th day of February 2025 to the ETF Custody Agreement dated as of September 6, 2024 (the “Agreement”), is entered into by and between STONE RIDGE TRUST, a Delaware statutory trust (the “Trust”) on behalf of each series listed on Exhibit A hereto (as amended from time to time) (the “Funds”), U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”) and STONE RIDGE ASSET MANAGEMENT LLC (the “Adviser”), which is a party to the Agreement with respect to only Articles VII, IX and X of the Agreement.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A to the Agreement to reflect the Funds’ name changes; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties hereby amend the Agreement as follows:

Exhibit A of the Agreement is amended and restated as set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

STONE RIDGE TRUST, on behalf of each of the Funds individually and not jointly	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Lauren D. Macioce	By: /s/ Gregory Farley
Name: Lauren D. Macioce	Name: Gregory Farley
Title: Secretary	Title: Senior Vice President

Exhibit A to the ETF Custody Agreement

Separate ETF Series of Stone Ridge Trust

Name of Series

LifeX 2048 Longevity Income ETF

LifeX 2049 Longevity Income ETF

LifeX 2050 Longevity Income ETF

LifeX 2051 Longevity Income ETF

LifeX 2052 Longevity Income ETF

LifeX 2053 Longevity Income ETF

LifeX 2054 Longevity Income ETF

LifeX 2055 Longevity Income ETF

LifeX 2056 Longevity Income ETF

LifeX 2057 Longevity Income ETF

LifeX 2058 Longevity Income ETF

LifeX 2059 Longevity Income ETF

LifeX 2060 Longevity Income ETF

LifeX 2061 Longevity Income ETF

LifeX 2062 Longevity Income ETF

LifeX 2063 Longevity Income ETF

LifeX 2064 Longevity Income ETF

LifeX 2065 Longevity Income ETF

LifeX 2048 Inflation-Protected Longevity Income ETF

LifeX 2049 Inflation-Protected Longevity Income ETF

LifeX 2050 Inflation-Protected Longevity Income ETF

LifeX 2051 Inflation-Protected Longevity Income ETF

LifeX 2052 Inflation-Protected Longevity Income ETF

LifeX 2053 Inflation-Protected Longevity Income ETF

LifeX 2054 Inflation-Protected Longevity Income ETF

LifeX 2055 Inflation-Protected Longevity Income ETF

LifeX 2056 Inflation-Protected Longevity Income ETF

LifeX 2057 Inflation-Protected Longevity Income ETF

LifeX 2058 Inflation-Protected Longevity Income ETF

LifeX 2059 Inflation-Protected Longevity Income ETF

LifeX 2060 Inflation-Protected Longevity Income ETF

LifeX 2061 Inflation-Protected Longevity Income ETF

LifeX 2062 Inflation-Protected Longevity Income ETF

LifeX 2063 Inflation-Protected Longevity Income ETF

LifeX 2064 Inflation-Protected Longevity Income ETF

LifeX 2065 Inflation-Protected Longevity Income ETF

LifeX Durable Income ETF

LifeX 2035 Term Income ETF

LifeX 2040 Term Income ETF

LifeX 2045 Term Income ETF